Exhibit 99.4

NANOMETRICS INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

July 21, 2006

The undersigned shareholder(s) of Nanometrics Incorporated, a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated June 19, 2006, and hereby appoints Vincent J. Coates and Douglas J. McCutcheon, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of Nanometrics Incorporated to be held on July 21, 2006, at 10:00 a.m., local time, at the principal offices of Nanometrics located at 1550 Buckeye Drive, Milpitas, California, 95035 and at any adjournments thereof, and to vote all shares of common stock which the undersigned is entitled to vote on the matters set forth below:

ITEM 1. Proposal to approve the issuance of up to a maximum of 5,212,286 shares of Nanometrics common stock in connection with the merger with Accent Optical Technologies, Inc., and the other principal terms of the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued and to be signed, on reverse side)

(Continued from other side)

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS BALLOT WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ISSUANCE OF SHARES OF NANOMETRICS COMMON STOCK, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Typed or Printed Name(s)

Signature

Signature

Title, if applicable

Type and Number of Shares owned

Dated: , 2006

THIS PROXY SHOULD BE MARKED, DATED, SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.